EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Arch Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Units consisting of:(3)	Rule 457(o)	___	___	$17,250,000	0.0001102	$1,900.95
Fees to Be Paid	Equity	(i) Common Stock, par value $0.001 per share(4)	___	___	___	___	___	___
Fees to Be Paid	Equity	(ii) one Investor Warrant to purchase one share of Common Stock(4)	___	___	___	___	___	___
Fees to Be Paid	Equity	Common Stock issuable upon exercise of the Investor Warrants(3)(5)	Rule 457(o)	___	___	$17,250,000	0.0001102	$1,900.95
Fees to Be Paid	Equity	Underwriter Warrants to purchase Common Stock(6)	Rule 457(g)			___	___	___
Fees to Be Paid	Equity	Common Stock issuable upon exercise of the Underwriter Warrants(3)	Rule 457(g)	___	___	$1,552,500	0.0001102	$171.09
Fees Previously Paid	___	___	___	___	___	___	___	$2,204.00
Carry Forward Securities	___	___	___	___	___	___	___	___
	Total Offering Amounts					$36,052,500		$3,972.99
	Total Fees Previously Paid							$2,204.00
	Total Fee Offsets							$0.00
	Net Fee Due							$1,768.99

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.001 per share (the “Common Stock”), of Arch Therapeutics, Inc. (the “Company”), as may be issued or issuable because of stock splits, stock dividends stock distributions, and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)

Includes any additional shares of Common Stock and/or warrants to purchase shares of Common Stock (the “Investor Warrants”) that may be issued upon exercise of the option granted to the underwriters to cover over-allotments, if any.

(4)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(5)	The Investor Warrants are exercisable at a per share price of 100% of the price per Unit in this offering.
(6)

We have agreed to issue to Maxim Group LLC (or its designees), the representative of the underwriters, warrants (the “Underwriter Warrants”) to purchase the number of shares equal to nine percent (9%) of the shares sold in this offering, including any additional shares of Common Stock that may be issued upon exercise of the option granted to the underwriters to cover over-allotments, if any. The Underwriter Warrants are exercisable at a price per share equal to 110% of the price per Unit in this offering.